Exhibit (j)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A of Excelsior Funds, Inc. as filed with the Securities and Exchange Commission on or about January 28, 2005.

/s/ PAUL HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York

January 28, 2005